UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2016
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Mary A. Winston to the Board of Directors

On April 21, 2016, the Board of Directors of SUPERVALU INC. (the “Company”), upon recommendation of the Corporate Governance and Nominating Committee, appointed Mary A. Winston to the Board of Directors, effective April 27, 2016.

The Board determined that Ms. Winston is an independent director under the New York Stock Exchange listing standards. The Board now has twelve members, ten of whom are independent directors under the New York Stock Exchange listing standards. Ms. Winston will receive the Company’s standard non-employee director compensation as described under “Director Compensation” in the Company’s proxy statement for its 2015 annual meeting of stockholders filed on June 9, 2015. She will receive a pro-rated portion of such compensation for her service from the date of her appointment through the 2016 annual meeting of stockholders.

On April 25, 2016, the Company issued a press release announcing the appointment of Ms. Winston, which is filed herewith as Exhibit 99.1.

Approval of Performance Share Unit Awards

On April 21, 2016, the Leadership Development and Compensation Committee (“Committee”) of the Board of Directors of the Company approved, and the independent members of the Board of Directors ratified with respect to the Company’s Chief Executive Officer, annual grants of equity awards under the terms of the Company’s 2012 Stock Plan, as amended and restated (“2012 Plan”), to the Company’s executive officers. The grant date fair value of the awards to be received by each executive officer will generally be allocated 50% to a performance share unit (“PSU”) award, 25% to a stock option award and 25% to a time-vested restricted stock unit (“RSU”) award, except that 100% of the award value to the Company’s Chief Executive Officer will be in the form of a PSU award. The terms of the stock option and RSU awards will be consistent with those of previous option and RSU awards, including ratable vesting over a three-year period. The terms of the PSU awards are set forth in a form of PSU award agreement (the “Award Agreement”) approved by the Committee and filed herewith as Exhibit 10.1.

The Committee’s decision to modify the long-term incentive compensation component of executive officer compensation to include performance share units in fiscal 2017 took into consideration feedback the Company received in connection with its 2015 annual meeting of stockholders, at which stockholders, both through their voting on the Company’s “say-on-pay” vote at the 2015 annual meeting and in conversations the Company had with stockholders as part of its stockholder engagement, expressed a preference for including awards that are tied to achievement of specified performance goals as part of the overall long-term incentive compensation component.

Under the terms of the 2012 Plan and the Award Agreement, an award of PSUs will be expressed in terms of a target number of PSUs, with anywhere between 0% and 220% of that target number capable of being earned and becoming eligible to vest based on the Company’s level of performance against two equally-weighted performance goals over a three-year performance period (fiscal years 2017-2019). The applicable performance goals consist of (1) the Company’s total shareholder return (“TSR”) over the performance period (the “Absolute TSR Goal”), and (2) the Company’s level of EBITDA growth over the performance period (the “EBITDA Goal”), with performance against the EBITDA Goal subject to a positive or negative adjustment of up to 20% depending on the Company’s TSR over the performance period relative to the TSR of a group of publicly-traded peer companies (the “Relative TSR Modifier”). In addition to the level of achievement against these performance goals, vesting of the PSUs will be conditioned upon a participant’s continued employment through the end of the performance period (except in the case of termination due to death, disability, retirement, a reduction in force or a change of control, as discussed below). Each vested PSU will be settled in one share of the Company’s common stock.

If the Company fails to meet the minimum performance level for either goal, no PSUs allocable to that goal will be earned and eligible to vest, and 25%, 100% or 200% of the target number of PSUs allocable to each goal will be earned and eligible to vest if the Company achieves the threshold, target or maximum performance level, respectively, for such goal, with up to an additional 20% of the target number of PSUs capable of being earned with a maximum upward adjustment from the Relative TSR Modifier on the EBITDA Goal. Performance between these levels will result in a ratable number of PSUs earned and eligible to vest.

If a participant’s employment terminates due to retirement or a reduction in force, a pro rata portion of the PSUs that would otherwise have been earned and vested at the end of the performance period will vest at the end of the performance period. If a participant’s employment terminates due to death or disability, a pro rata portion of the target number of PSUs will vest as of the date of termination.

In connection with a change in control of the Company, the Committee has the discretion to truncate the performance period at the time of the change in control and cause the number of PSUs determined to have been earned at that time to remain subject to a service-based vesting condition until the end of the original performance period. Regardless of whether the Committee exercises this discretion, if an outstanding PSU award is not continued, assumed or replaced in connection with a change in control, the number of PSUs determined to have been earned at the time of the change in control will then vest. If an outstanding PSU award is continued, assumed or replaced in connection with a change in control, and if the participant’s employment is terminated within two years of the change in control without cause or by the participant for good reason, then (i) if the performance period had been truncated, a pro rata portion of the PSUs previously determined to have been earned will immediately vest, and (ii) if the performance period had not been truncated, a pro rata portion of the PSUs that would otherwise have been earned and vested at the end of the performance period will vest at the end of the performance period.

For purposes of facilitating compliance with Section 162(m) of the Internal Revenue Code for those executive officers who are or may potentially be “covered employees” under Section 162(m), the maximum number of PSUs capable of being earned will be deemed earned if the Company achieves one or more of specified operating earnings, net earnings or operating cash flow performance goals over the performance period, and no PSUs will be earned if none of those performance goals are met. The Committee expects to exercise its discretion to base the actual number of PSUs considered to have been earned on the performance metrics described in the previous paragraphs.

 Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2016, the Company’s Board of Directors approved the amendment and restatement of the Company’s Amended and Restated Bylaws. The amendments to the Amended and Restated Bylaws were designed to enhance the Board’s flexibility on certain matters, consistent with common practices, including:

•	Removing the cap of 11 on the number of directors that may constitute the Board;

•	Eliminating the requirement that the Chairman of the Board must be a non-employee director;

•	Authorizing the Board to delegate authority to the Chief Executive Officer to appoint and remove non-executive officers;

•	Providing that officers, without specific approval from the Board, may delegate some or all of their duties to other persons; and

•	Removing the requirement that the Board set the compensation for all officers.

The amendment and restatement of the Amended and Restated Bylaws also incorporated other updates to reflect current practices under Delaware law with respect to electronic communications, and implemented updates to reflect the Company’s declassified board structure that was adopted in 2009.

The Amended and Restated Bylaws, as further amended and restated as set forth above, are filed herewith as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws, as amended and restated
10.1	SUPERVALU INC. 2012 Stock Plan Form of Performance Share Unit Award Agreement*
99.1	News Release of SUPERVALU INC., dated April 25, 2016
* Indicates management contracts, compensatory plans or arrangements required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 25, 2016

SUPERVALU INC.

By: /s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and
Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws, as amended and restated
10.1	SUPERVALU INC. 2012 Stock Plan Form of Performance Share Unit Award Agreement*
99.1	News Release of SUPERVALU INC., dated April 25, 2016
* Indicates management contracts, compensatory plans or arrangements required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.